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                                                                  EXHIBIT 10.13

                               SERVICE AGREEMENT

      This AGREEMENT is entered into between MEDICAL SCIENCE SYSTEMS, 4400 MACARTHUR BLVD., STE. 980, NEWPORT BEACH, CA 92660 (hereinafter referred to as "COMPANY"), and BAYLOR COLLEGE OF MEDICINE, DEPARTMENT OF MOLECULAR AND HUMAN GENETICS, DNA DIAGNOSTIC LABORATORY, located at One Baylor Plaza, Houston, Texas 77030-3498 (hereinafter referred to as "BAYLOR"), with C. SUE RICHARDS, PH.D. (herein referred to as "PRINCIPAL INVESTIGATOR"). COMPANY, PRINCIPAL INVESTIGATOR, and BAYLOR may hereinafter be referred to individually as a "PARTY" and collectively as the "PARTIES".

      WHEREAS, COMPANY has developed a genetic test for screening patients for predisposition to severe periodontal disease (the "PERIODONTAL TEST", defined as IL1alpha and IL1-beta), the description for which is set forth in Exhibit A hereto;

      WHEREAS, BAYLOR has adequate laboratory facilities and skilled personnel to perform the PERIODONTAL TEST in accordance with an assay which was developed at Baylor, using specimens collected from patients, as described in Exhibit A, under the supervision and direction of PRINCIPAL INVESTIGATOR;

      WHEREAS, COMPANY desires to retain BAYLOR to perform the PERIODONTAL TEST based upon specimens sent to BAYLOR by COMPANY or its customers and to deliver the results of such tests back to COMPANY on the terms and conditions set forth in this AGREEMENT ("TEST SERVICES");

      WHEREAS, it is anticipated that representatives of each PARTY will receive or have access to technical and scientific information which is in writing and is labeled as being confidential by the disclosing PARTY (hereafter referred to as the "CONFIDENTIAL INFORMATION");

      WHEREAS, the PARTIES are willing to maintain such CONFIDENTIAL INFORMATION in confidence and each believes it would be seriously harmed if the CONFIDENTIAL INFORMATION were disclosed to third parties;

      NOW, THEREFORE, in consideration of the foregoing and the mutual benefits to be derived from the above-mentioned services and other good and valuable consideration, the PARTIES do hereby agree as follows:

        1.0  Each PARTY agrees to:

             1.1 restrict CONFIDENTIAL INFORMATION received solely to its employees and consultants on a need-to-know basis and solely to the extent reasonably necessary to enable the PARTIES and their employees to perform their obligations under this AGREEMENT; and


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* Confidential Treatment requested.
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             1.2 not disclose CONFIDENTIAL INFORMATION to any third party unless prior to such disclosure the PARTY from whom the CONFIDENTIAL INFORMATION was received shall have expressly agreed in writing to such a disclosure; and

             1.3 use the CONFIDENTIAL INFORMATION solely for the performance of the PARTIES' obligations under this AGREEMENT and not make copies thereof, except as necessary to perform such obligations; and

             1.4 instruct all recipients of the CONFIDENTIAL INFORMATION that it is subject to a Non-Disclosure and Confidentiality Agreement and cannot be used or disclosed except pursuant to a written agreement; and

             1.5 use, and require all recipients to use, the same degree of care to protect the CONFIDENTIAL INFORMATION against unauthorized use or disclosure as the receiving PARTY uses to protect its own proprietary CONFIDENTIAL INFORMATION.

            BAYLOR agrees that the PERIODONTAL TEST, whether disclosed to BAYLOR in writing or orally, and all results of performing the PERIODONTAL TEST on specimens hereunder, shall be deemed to be CONFIDENTIAL INFORMATION subject to the restrictions of this AGREEMENT.

        2.0 EXCEPTIONS. Notwithstanding anything to the contrary contained herein, the PARTY receiving CONFIDENTIAL INFORMATION shall have no obligation to preserve the confidentiality of any CONFIDENTIAL INFORMATION (whether received before or after the date of this AGREEMENT) which:

             2.1 has passed into the public domain prior to or after its disclosure to the PARTY, other than through acts or omissions attributable to the receiving PARTY; or

             2.2 was rightfully obtained subsequent to the date of this
                 AGREEMENT, other than under binder of secrecy from a third party not acquiring the CONFIDENTIAL INFORMATION under an obligation of confidentiality from the disclosing PARTY; or

             2.3 the receiving PARTY can show the CONFIDENTIAL INFORMATION was previously in its possession prior to disclosure thereof by the disclosing Party; or

             2.4 the receiving PARTY is required to disclose by law or legal process, provided that, prior to any such disclosure the receiving PARTY will notify the disclosing PARTY that it intends to make such disclosure; or

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             2.5 developed by the recipient independent of the information received, or performed under, this AGREEMENT.

      3.0 RETURN OF CONFIDENTIAL INFORMATION. Upon request, PRINCIPAL INVESTIGATOR will return all CONFIDENTIAL INFORMATION provided by COMPANY and all copies thereof. Nothing contained in this AGREEMENT shall be construed as granting or conferring any rights, by license or otherwise, in any CONFIDENTIAL INFORMATION disclosed to the receiving PARTY other than to use such CONFIDENTIAL INFORMATION in the performance of obligations under this AGREEMENT, in accordance with Section 1.0 above. Not withstanding the above, a party may retain a copy of any confidential information of the other party to the extent required by any regulation or law.

      4.0 BAYLOR SERVICES. BAYLOR agrees to perform the PERIODONTAL TEST based upon specimens shipped to BAYLOR by COMPANY or its customers in accordance with the requirements set forth in Exhibit A for the PERIODONTAL TEST. Pricing and payment terms for the performance of the PERIODONTAL TEST is specified in Exhibit A. BAYLOR will report the results of the performance of such tests directly to COMPANY, in accordance with the terms set forth in Exhibit A. BAYLOR warrants that it has adequate laboratory facilities and skilled personnel to perform the PERIODONTAL TEST properly developed by Baylor. BAYLOR warrants that all TEST SERVICES will be performed in accordance with current laboratory standards, and in compliance with all applicable federal, state and local laws and regulations.

       5.0 NOTICE OF PUBLICATION. BAYLOR agrees to submit a copy to COMPANY of any proposed publication or presentation relating to the PERIODONTAL TEST, INVENTIONS, or JOINT INVENTION to COMPANY, for its review, at least sixty (60) days prior to the estimated date of publication or presentation of such material to a journal, editor, or other third party, and if no response is received within thirty (30) days of the date submitted to COMPANY, it will be conclusively presumed that the presentation or publication may proceed without delay. If COMPANY determines that the proposed presentation or publication contains patentable subject matters which require protection or CONFIDENTIAL INFORMATION, COMPANY may request the delay of the presentation or publication for a period of time not to exceed ninety (90) days for the purpose of allowing the pursuit of such protection. In the event that COMPANY identifies CONFIDENTIAL INFORMATION contained in the proposed presentation or publication, the PARTIES shall discuss changes which shall prevent disclosure of CONFIDENTIAL INFORMATION. Title to any copyrightable material produced or composed in relation to such presentation or publication by BAYLOR or its RESEARCHERS shall remain with BAYLOR and RESEARCHERS, provided that BAYLOR and its RESEARCHERS shall grant to


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            COMPANY an irrevocable, royalty-free, non-exclusive right to reproduce, distribute and use all such copyrighted material in conjunction with the approval, registration, marketing or sale of the PERIODONTAL TEST or any INVENTION or JOINT INVENTION. In all such cases, COMPANY will use its best efforts to implement such protection in ways that minimize the impact on planned publication schedules.

       6.0  INDEMNIFICATION

             6.1 BAYLOR'S INDEMNIFICATION. COMPANY shall indemnify, defend and hold harmless BAYLOR and its researchers, their affiliates, officers, directors, employees and agents from any and all claims, demands, suits or proceedings arising out of any side effect, adverse reaction or illness occurring as a result of the performance of the PERIODONTAL TEST, provided, however, any such injury, loss or damage is not due to the negligence or intentional misconduct of BAYLOR or its RESEARCHERS, and the PERIODONTAL TEST has been administered in accordance with the assay supplied by COMPANY and any other protocol or instructions that COMPANY may supply from time to time to BAYLOR for the performance of the PERIODONTAL TEST. The foregoing indemnity is subject to the conditions that (i) BAYLOR and its RESEARCHERS promptly notify COMPANY in writing after BAYLOR or its RESEARCHERS receives notice of any claim;
                 (ii) COMPANY is given the opportunity, at its option at any time during the pendency of such claim, to have the sole control of the defense, trial and/or any related settlement negotiations; and (iii) BAYLOR and its RESEARCHERS fully cooperate with COMPANY in the defense, trial and/or settlement of any such claim.

             6.2 COMPANY'S INDEMNIFICATION. BAYLOR shall indemnify, defend and hold harmless COMPANY and its affiliates, officers, directors, employees and agents from any and all claims, demands, suits or proceedings arising out of the negligence or willful act of BAYLOR or its RESEARCHERS or the performance of this AGREEMENT. The foregoing indemnity is subject to the conditions that (i) COMPANY promptly notifies BAYLOR in writing after COMPANY receives notice of any claim; (ii) BAYLOR is given the opportunity, at its option at any time during the pendency of such claim, to have the sole control of the defense, trial and/or any related settlement negotiations; and (iii) COMPANY fully cooperates with BAYLOR in the defense, trial and/or settlement of any such claim.

       7.0  TERM AND TERMINATION

             7.1 EFFECTIVE DATE. This AGREEMENT shall become effective as of its execution by both PARTIES and shall continue in effect until terminated as set forth herein.

             7.2 TERMINATION. Either PARTY may, upon thirty (30) days written notice to the other PARTY, terminate this Agreement in the event of a material breach of this


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                 AGREEMENT by the other PARTY; provided, however, if such breach is cured within such thirty (30) day period, this AGREEMENT shall not be terminated. Either PARTY may terminate this AGREEMENT for any reason or no reason, at any time, upon six
                 (6) months advance written notice to the other PARTY.

            7.3 RETURN OF CONFIDENTIAL INFORMATION. Upon AGREEMENT termination, each PARTY shall return all CONFIDENTIAL INFORMATION and copies of CONFIDENTIAL INFORMATION of the other PARTY within its possession or under its control to the other PARTY, within ten
                 (10) days thereof. COMPANY shall,within thirty (30) days of termination, pay any sums due and owing to BAYLOR hereunder. The provisions of Paragraphs 3.0, 5.0-7.0, 8.1, and 9.0-15.0 shall survive the termination of expiration of this AGREEMENT. The provisions of Paragraph 1.0 of this AGREEMENT shall survive. In accordance with Paragraph 12.0 below. Not withstanding the above, a party may retain a copy of any confidential information of the other party to the extent required by any regulation or law.

       8.0 RECORD KEEPING. PARTIES agree that unauthorized disclosure of CONFIDENTIAL INFORMATION would result in irreparable harm. Accordingly, in the event that a PARTY breaches its obligations as provided under the AGREEMENT by disclosure or use of CONFIDENTIAL INFORMATION, it is agreed by the PARTIES that the injured PARTY shall be entitled to enjoin any further breach and may take such additional action as it deems necessary and appropriate, including seeking damages in any court of competent jurisdiction.

             8.1 CONFIDENTIALITY. Either PARTY may disclose CONFIDENTIAL
                 INFORMATION to the extent, but only to the extent, that disclosure is reasonably necessary in prosecuting or defending litigation where material harm to the disclosing PARTY would otherwise result (but such disclosure shall be subject to an appropriate protective order in such litigation) or in complying with or demonstrating compliance with government regulations.

             8.2 RECORD ACCESS. Each PARTY shall keep and allow the other
                 PARTY reasonable access to full and accurate books and records of all services rendered under this AGREEMENT as required by state and/or federal law.

       9.0 USE OF BAYLOR NAME. COMPANY agrees that it will not at any time during or following termination of this AGREEMENT use the name of BAYLOR or any other names, insignia, symbol(s), or logotypes associated with BAYLOR or any variant, or variants thereof, or the names of the Principal Investigator, or any other BAYLOR faculty member or employee, orally or in any literature, advertising, or other materials (other than simply to state that BAYLOR will perform the PERIODONTAL TEST for COMPANY and its customers) without the prior written consent of BAYLOR, which consent may be withheld at BAYLOR'S sole discretion.

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      10.0  CONFIDENTIALITY OF TRADE SECRETS AND OTHER INTELLECTUAL PROPERTY.
            BAYLOR agrees to make no public presentations about the PERIODONTAL TEST or this AGREEMENT outside of appropriate scientific meetings, to issue no news releases about the PERIODONTAL TEST or this AGREEMENT, and neither PARTY shall make use of the other's name, in any form of public information, without the written permission of the other PARTY, except as permitted in this paragraph or in paragraph 10.0 above.

      11.0 SURVIVAL. Except as provided in Paragraph 2.0, the provisions of this AGREEMENT shall continue as to any item of CONFIDENTIAL INFORMATION disclosed for a period of five (5) years following termination or expiration of this AGREEMENT.

      12.0  INSURANCE.

            12.1 BAYLOR'S INSURANCE OBLIGATIONS. Throughout the term of this
                 AGREEMENT, BAYLOR shall provide the following insurance or equivalent coverage through the self-insurance program of
                 BAYLOR:

                 12.1.1 Worker's compensation and employer's liability insurance covering its statutory and legal obligations for employee, job-related injuries. Said policy shall provide at least for statutory benefits;

                 12.1.2 General liability insurance coverage for third-party claims for bodily injury and property damage with limits of at least one million dollars ($1,000,000) per occurrence and two million dollars ($2,000,000) annual aggregate.

            All such insurance shall contain a waiver of subrogation pursuant to which the insurer waives all express and implied rights of subrogation against COMPANY and its directors, officers, staff members, employees, and agents. Upon receipt of COMPANY's written request, BAYLOR shall provide COMPANY with certificates evidencing the above insurance or equivalent coverages.

            12.2 COMPANY'S INSURANCE OBLIGATIONS. During the term of this
                 Agreement, COMPANY shall provide the following insurance:

                 12.2.1 Worker's compensation and employer's liability insurance covering its statutory and legal obligations for employee job-related injuries. Said policy shall at least provide for statutory benefits;


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                 12.2.2 General liability insurance coverage for third-party claims for bodily injury and property damage with limits of at least one million dollars ($1,000,000) per occurrence and two million dollars ($2,000,000) annual aggregate;

                 All such insurance shall contain a waiver of subrogation pursuant to which the insurer waives all express and implied rights of subrogation against BAYLOR and its trustees, officers, employees, residents, faculty, and agents.

            12.3 Proof of Insurance. Upon receipt of a written request from either PARTY, the other PARTY shall provide the requesting PARTY with certificates evidencing the above insurance coverage.

      13.0 NOTICES. Except as otherwise expressly provided herein, all notices required or permitted to be given under this AGREEMENT must be in writing and must either be delivered personally to the designated agent of the PARTY to whom the notice is directed or be mailed by registered or certified mails, return receipt requested, addressed as shown below. Either PARTY may, at any time, change the address for notices by delivering or mailing, as aforesaid, a notice stating the change and setting forth the changed address. Any notice hereunder shall be deemed effective when personally delivered or when deposited, postage prepaid, with the United States Postal Services, addressed as herein before provided. Notice must be given to the following:

     MEDICAL SCIENCE SYSTEMS                   BAYLOR COLLEGE OF MEDICINE

     ATTN: PAUL WHITE, J.D.                    ATTN: C. SUE RICHARDS, PH.D.
     President                                 Laboratory Director
     Medical Science Systems                   Baylor DNA Diagnostic Laboratory
     4400 MacArthur Blvd, Suite 980            Department of Molecular and Human
     Newport Beach, CA 92660                      Genetics
                                               One Baylor Plaza
                                               Houston, TX 77030-3498

      14.0 This AGREEMENT shall inure to the benefit of and be binding upon the PARTIES.

      15.0 ASSIGNMENT. This AGREEMENT and all rights and obligations hereunder are personal to the PARTIES hereto and may not be assigned without the express prior written consent of the other PARTY. Any assignment or attempt to assign in the absences of such written consent shall be void and without effect.


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      16.0  SEVERABILITY. Each provision of this AGREEMENT shall be considered separable and, if for any reason, a provision which is not essential to the effectuation of the basic purposes of the AGREEMENT is determined to be invalid or contrary to any existing or future law, such invalidity shall not impair the operation of or affect those provisions of this AGREEMENT that are valid.

      17.0 FORCE MAJEURE. Neither PARTY shall be liable nor deemed to be in default for any delay or failure in performance under this AGREEMENT or other interruption of service deemed resulting, directly or indirectly, from acts of God, acts of public enemy, war, accidents, fires, explosions, hurricanes, floods, failure of transportation, strikers, or other work interruptions by either PARTY's employees, or any similar cause beyond the reasonable control of either PARTY.

      18.0 WAIVER. A waiver by either PARTY of breach or violation of any provision or clause of this AGREEMENT shall not operate as, or be construed to be, a waiver of any subsequent breach of this AGREEMENT. No delay in acting with regard to any breach of this AGREEMENT shall be construed to be a waiver of such breach.

      19.0 NON-DISCRIMINATION. The PARTIES hereby agree that neither PARTY shall fail or refuse to hire or to discharge any individual, or otherwise to discriminate against any individual with respect to his or her compensation, terms, conditions or privileges OF employment under any provision of this AGREEMENT, because of such individual's race, color, religion, sex, age, veteran status, handicap or national origin.

      20.0 AGREEMENT EXECUTION. Each multiple original of this document shall be deemed an original, but all multiple copies together shall constitute one and the same instrument.

      21.0 ENTIRE AGREEMENT. This AGREEMENT sets forth the entire agreement of the PARTIES with respect to the subject matter contained herein and may not be modified, amended, or discharged, except as expressly stated herein or by a written agreement duly executed by all PARTIES hereto.

      22.0 CAPTIONS. All captions in this Agreement are solely for convenience and are not part of this agreement.


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      IN WITNESS WHEREOF, the PARTIES hereto have caused this AGREEMENT to be executed in duplicate and delivered this AGREEMENT as of the date and year as executed below.

MEDICAL SCIENCE SYSTEMS                BAYLOR COLLEGE OF MEDICINE
                                       Department of Molecular and Human
                                       Genetics.

/s/ PAUL WHITE                         /s/ C. SUE RICHARDS
---------------------------------      --------------------------------
Signature                              C. Sue Richards, Ph.D
                                       Laboratory Director
                                       Baylor DNA Diagnostic Laboratory
Paul White, J.D.
President

Date: 12-7-96                          Date: 12-3-97
      -------                                -------



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                                    EXHIBIT A

REFERRAL SERVICE
Performing the PERIODONTAL TEST of COMPANY.

DEFINITION OF PERIODONTAL TEST:
IL-1alpha and IL-1 beta

SPECIMEN REQUIREMENTS
Buccal Swab: two swabs per patient, 40 seconds each from both cheeks
Blood: Blood spots on filter paper/cardboard mounts from finger sticks

SHIPPING SAMPLES
Overnight shipping (within the United States only) will be provided BY Baylor via AIRBORNE EXPRESS. Company will be responsible for all international shipping. Company will arrange for specimens to be shipped directly to Baylor. Specimens will not be received on weekends. Company will request referring physicians to mark packages appropriately for weekday arrival at Baylor.

    Specific information should be preprinted on Airborne air-bills:

       - the TO section should have the Baylor DNA Lab's address filled in
       - the BILL RECEIVER box should be checked and the Baylor DNA Lab's account # should be printed on the line next to it
       - the NUMBER OF PKGS box should say 1
       - the WEIGHT box should say 1 lb
         Baylor will not pay for shipping of unmarked packages
       - LAB PACK should be checked
       - TYPE of service should be checked Express

REPORTING
BAYLOR will report batched test results directly to COMPANY via diskette. BAYLOR will provide patient and doctor data agreed to by both parties to COMPANY.

WEEKLY TESTING
AS of the Effective Date, the Baylor DNA laboratory plans to run the PST(TM) weekly. Sample shipments will need to be scheduled to arrive no later than Friday afternoon in order to make the next run date.

BILLING
BAYLOR will bill COMPANY monthly for submitted samples.


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